Exhibit 3.2

RESTATED

BY-LAWS

OF

SWS GROUP, INC.

(A DELAWARE CORPORATION)

February 27, 2014

i

ii

iii

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1992, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date, and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

Section 4. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, and shall not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

Section 5. Notice of Special Meetings. Written notice of a special meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

Section 6. Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Organization. At each meeting of the stockholders, the Chairman of the Board, Chief Executive Officer or the President, determined as provided in Article V of these By-Laws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these By-Laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders all matters, except where other provision is made by law, the Certificate of Incorporation, or these By-Laws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

Section 9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 10. Inspectors of Votes. At each meeting of the stockholders, the chairman of such meeting may appoint two Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

Section 11. Action by Written Consent.

(a) Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, (1) shall be signed by holders of record on the record date (established as provided below) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (2) shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 11, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 11. Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

(b) Without qualification, any stockholder seeking to act by written consent of stockholders (including by soliciting proxies to execute a written consent) shall notify the secretary in writing of such intent and shall request the Board of Directors to fix a record date for determining the stockholders entitled to vote by consent. The notice shall comply with the requirements set forth in subsection (c) of this Section 11. Such record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. The Board of Directors shall promptly, but in any event within ten (10) days after the date on which the written request for fixing a record date in proper form was received by the Secretary, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to vote by consent, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken was delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to vote by consent shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) To be in proper form for purposes of this Section 11, a request by a stockholder for the Board of Directors to fix a record date shall set forth:

(1) As to each Soliciting Person (as defined below), all such information as would be required to be delivered under Section 12(A)(2)(c) below; and

(2) As to the action or actions proposed to be taken by written consent, (A) a description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the stockholders, (C) a description of all agreements, arrangements and understandings (i) between or among any of the Soliciting Persons, and (ii) between or among any Soliciting Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the request or such action or actions, and (D) if election of directors is one of the actions proposed to be taken by written consent (including by the filling of any vacancy through resignation, removal, death, disqualification, an expansion of the Board of Directors or otherwise), as to each person whom a Soliciting Person proposes to elect as a director, all such information as would be required to be delivered with respect to such person under Section 12(A)(2)(a).

For purposes of this Section 11, the term “Soliciting Person” shall mean (1) the stockholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (2) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (3) any affiliate or associate of such stockholder or beneficial owner.

(d) In connection with an action or actions proposed to be taken by written consent in accordance with this Section 11, the stockholder or stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 11 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).

(e) Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 11. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this Section 11, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 11, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 11 with respect to stockholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to such action.

Section 12. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (A) of this Section 12 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 12 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 12) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 12; provided however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 12 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 12 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 12 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number, Qualification, and Term of Office. Subject to the Certificate of Incorporation, the number of directors constituting the whole Board of Directors shall be determined from time to time by the Board of Directors. Directors need not be stockholders. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 5 of this Article III, and each directed elected shall hold office until the annual meeting next following his election and until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders. Such election shall be by written ballot. One of the directors shall be selected by the Board of Directors to be its Chairman of the Board.

Section 3. Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Removal of Directors. Subject to the Certificate of Incorporation and applicable law, any director may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 5. Vacancies. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled only by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is duly elected and qualified.

MEETINGS OF THE BOARD OF DIRECTORS

Section 6. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 9. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, Chief Executive Officer, the President, or the Secretary on 24 hours notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless, or other form of recorded communication; special meetings shall be called by the Chairman of the Board, Chief Executive Officer, the President, or the Secretary in like manner and on like notice on the written request of any two directors. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting.

Section 10. Quorum and Manner of Acting. At all meetings of-the Board of Directors, a majority of the directors at the time in office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for his services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for his attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this Section 11 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefore.

COMMITTEES OF DIRECTORS

Section 12. Executive Committee; How Constituted and Powers. The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these By-Laws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it;

but the Executive Committee shall not have the power or authority to authorize the issuance of common stock or to authorize or grant options and other rights with respect to the issuance of common stock, or to fill vacancies in the Board of Directors, the Executive Committee, or any other committee of directors or to elect or approve officers of the Corporation. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

Section 13. Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

Section 14. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article III, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

Section 15. Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.

Section 16. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these By-Laws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee or in their respective membership, to appoint or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide.

The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

Section 17. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 18. Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

GENERAL

Section 19. Actions Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

Section 20. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 20 shall constitute presence in person at such meeting.

ARTICLE IV

NOTICES

Section 1. Type of Notice. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, telegraph, telex, cable, wireless, or other form of recorded communication may constitute such a waiver.

Section 3. When Notice Unnecessary. Whenever, under the provisions of the Act, the Certificate of Incorporation or these By-Laws, any notice is required to be given to any stockholder, such notice need not be given to the stockholder if:

(a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or

(b) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period,

have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

ARTICLE V

OFFICERS

Section 1. Elected and Appointed Officers. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Chief Financial Officer, a Secretary, a Treasurer, and a Controller. The Board of Directors or the Executive Committee of the Board of Directors by resolution also may appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation.

Section 2. Time of Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section 1 of this Article V. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.

Section 3. Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.

Section 4. Term. Each officer of the Corporation shall hold his office until his successor is duly elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors or the appropriate committee thereof.

Section 5. Duties of the Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors, unless the Board of Directors determines otherwise. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 6. Duties of the Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the oversight of the Board of Directors and the provisions of these By-Laws, have general supervision, direction, and control of the business and affairs of the Corporation and the officers, employees, and agents of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer, if such officer is a director, shall preside at all meetings of the Board of Directors, and shall preside at all meetings of the stockholders, unless the Board of Directors determines otherwise. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-Laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these By-Laws. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 7. Duties of the President. Subject to the oversight of the Board of Directors and the supervision, control and authority of the Chief Executive Officer, the President shall be the Chief Operating Officer of the Corporation, shall in the absence or disability of the Chief Executive Officer perform the duties and exercise the powers of the Chief Executive Officer, and shall have, subject to review and approval of the Chief Executive Officer, responsibility for the general day-to-day operations of the Corporation’s properties and facilities and such other duties and responsibilities as (i) are customarily possessed by a chief operating officer of a corporation similar in size and line of business as the Corporation and (ii) may be delegated to him from time to time by the Chief Executive Officer or the Board of Directors of the Corporation.

Section 8. Duties of Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President may designate from time to time.

Section 9. Duties of Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or in the event there shall be more than one, the Assistant Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Vice President under whose supervision he is appointed may from time to time prescribe.

Section 10. Duties of the Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

Section 11. Duties of Assistant Secretaries. In the absence of the Secretary or in the event of the inability or refusal of the Secretary to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Secretary may from time to time prescribe.

Section 12. Duties of the Chief Financial Officer and Treasurer. Each of the Chief Financial Officer and the Treasurer shall control, audit and arrange the financial affairs of the Corporation, consistent with the responsibilities delegated to each of them by the Corporation’s Chief Executive Officer or President. The Chief Financial Officer or the Treasurer, as the case may be, shall receive and deposit all monies belonging to the Corporation and shall pay out the same only in such manner as the Board of Directors may from time to time determine, and shall arrange for custody of the corporate funds and Securities of the Corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer or the Treasurer, as the case may be, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all financial transactions of the Corporation and of the financial condition of the Corporation.

Section 13. Duties of Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Treasurer may from time to time prescribe.

Section 14. Duties of the Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. The Controller shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. The Controller shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, the Controller shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Financial Officer, the President, or any such Vice President in charge of finance.

Section 15. Duties of Assistant Controllers. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of the inability or refusal of the Controller to act , the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Controller may from time to time prescribe.

ARTICLE VI

INDEMNIFICATION

Section 1. Actions Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the Corporation) (collectively referred to in this Section 1 as an “Action”), by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including, without limitation, attorneys’ fees), judgments, fines, and amounts paid in settlement (collectively, “Expenses”) actually and reasonably incurred by him in connection with such Action, (i) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, (ii) to the extent that the Action does not relate to his service or the performance of his duties as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (whether or not he was so serving at the request of the Corporation), and (iii) if with respect to any criminal Action, he had no reasonable cause to believe his conduct was unlawful. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any Action by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (each such person being hereinafter referred to in this Article VI as a “Corporate Functionary”), against Expenses actually and reasonably incurred by him in connection with such Action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Action, had no reasonable cause to believe his conduct was unlawful. The termination of any Action by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Action, that he had reasonable cause to believe that his conduct was unlawful. In this Article VI, an “other enterprise” includes, without limitation, an employee benefit plan, and a “fine” includes, without limitation, any excise tax imposed with respect to an employee benefit plan.

Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation against Expenses actually and reasonably incurred by him in connection with the defense or settlement of such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that (i) no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action, suit, or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery or such other court shall deem proper, and (ii) the

Corporation shall not be required to (but, to the extent permitted by the preceding part of this sentence, may) indemnify any such person in respect of any claim, issue, or matter to the extent relating to his service or the performance of his duties as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (whether or not he was so serving at the request of the Corporation). The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against Expenses actually and reasonably incurred by him in connection with the defense or settlement of such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such Corporate Functionary shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action, suit, or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Corporate Functionary is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Determination of Right to Indemnification. Any indemnification under Section 1 or Section 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, or Corporate Functionary is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Notwithstanding anything to the contrary set forth herein, any such determination shall be made, with respect to a former officer or director of the Corporation, by independent legal counsel in a written opinion if so requested by such former director or officer, and such counsel shall be selected by such former director or officer, unless he or she shall have requested that the Board of Directors select such counsel.

Section 4. Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a present or former director or officer or a Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article VI (including, without limitation, the dismissal of an action, suit, or proceeding without prejudice or the settlement of an action, suit, or proceeding without admission of liability), or in defense of any claim, issue, or matter therein, the Corporation shall indemnify him against Expenses actually and reasonably incurred by him in connection therewith.

Section 5. Prepaid Expenses. Expenses incurred by a director or officer of the Corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Expenses incurred by a Corporate Functionary in defending a civil, criminal, administrative or investigative action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, upon (i) receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined he is not entitled to be indemnified by the Corporation as authorized in this Article VI and (ii) such other terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6. Indemnification upon Application; Procedure upon Application.

(a) Any indemnification of a director or officer of the Corporation under Sections 1, 2, and 4, or any advance to a director or officer of the Corporation under Section 5, of this Article VI shall be made promptly upon, and in any event within 60 days after, the written request of the director or officer. The right to indemnification or an advance of Expenses granted by this Article VI shall be enforceable by the director or officer of the Corporation in any court of competent jurisdiction if his claim is not paid in full within 60 days. The expenses of the director or officer incurred in connection with successfully establishing his right to indemnification or an advance of Expenses, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

(b) Within 60 days after receipt of a written application by any Corporate Functionary for indemnification in his capacity as such under any of Sections 1, 2 and 4, or any advance under Section 5, of this Article VI (i) a determination shall be made under Section 3 of this Article VI as to whether indemnification shall be made, or (ii) if the request is for an advance of Expenses, the Board of Directors, by majority vote of a quorum consisting of disinterested directors, shall determine whether such advance shall be made or, if no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct independent legal counsel to decide whether the requested advance shall be made. The expenses of the Corporate Functionary incurred in connection with successfully requesting indemnification or advancement of Expenses in any such proceeding shall be reimbursed by the Corporation to the fullest extent permitted by law.

(c) In any suit brought by the director, officer, or Corporate Functionary to enforce a right to indemnification under Section 1 or Section 2 of this Article VI (but not in a suit brought to enforce a right to an advance of Expenses), it shall be a defense that the director, officer or Corporate Functionary has not met the applicable standard under Section 1 or Section 2 of this Article VI. In any suit by the Corporation to recover Expenses advanced to the director, officer or Corporate Functionary pursuant to the terms of an undertaking, the Corporation shall be entitled to recover those Expenses upon a final adjudication that the director, officer or Corporate Functionary has not met the applicable standard under Section 1 or Section 2 of this Article VI, subject to Section 4 of this Article VI. In any suit by the director, officer or Corporate Functionary to enforce a right to indemnification or to an advance of Expenses under this Article VI, or by the Corporation to recover Expenses advanced pursuant to the terms of an undertaking, the burden of proof shall be on the Corporation.

Section 7. Other Rights and Remedies. The indemnification and advancement of Expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification and advancement of Expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation or a Corporate Functionary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Neither the amendment nor repeal of this Article VI, nor the adoption of any provision of these By-Laws or the Certificate of Incorporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed). The rights to indemnification and advancement of Expenses conferred in this Article VI shall be contract rights.

Section 8. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

Section 9. Savings Provision. If this Article VI or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director or officer of the Corporation, and may indemnify each Corporate Functionary, as to Expenses with respect to any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

ARTICLE VII

STOCK

Section 1. Certificated or Uncertificated Shares.

(a) Shares of any or all of the Corporation’s classes or series of stock may be evidenced by certificates for shares of stock (in such form as the Board of Directors may from time to time prescribe) or may be issued in uncertificated form. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Except as expressly provided by law, there shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

(b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Signatures.

(a) Every holder of stock in the Corporation represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

(b) Where a certificate is countersigned by (i) a transfer agent or (ii) a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate of uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and (1) in the case of certificated shares, only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power, or (2) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Board of Directors may made such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

Section 5. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than sixty (60) nor less than ten (10) days before the date of such meeting; and (ii) in the case of any other action (other than action by consent in writing without a meeting), shall be not more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose (other than action by consent in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 4. Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.

Section 7. Severability. If any provision of these By-Laws, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of these By-Laws, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of these By-Laws shall be severable.

ARTICLE IX

RESTRICTIONS ON TRANSFER OF STOCK

Section 1. Limitations on Transfer. None of the shares of capital stock of the Corporation issued before an initial public offering of the Corporation’s capital stock (“Restricted Shares”) shall be sold, transferred by gift, encumbered, or in any way disposed of or alienated (collectively, a “Transfer”) during the 180-day period following the effective date of the registration statement filed in connection with the initial public offering, except with the written consent of the Corporation pursuant to the terms of this Article IX, which consent may be withheld by the Corporation in its sole discretion for any reason or for no reason whatsoever. Any stockholder desiring to Transfer any Restricted Shares during that period shall first give written notice (the “Notice”) to the Corporation of his intention to do so, accompanied by any documentation relating to the proposed Transfer. The Corporation shall then have a period of 15 days to notify the stockholder proposing such Transfer whether it consents; if the Corporation notifies the stockholder proposing the Transfer that it does not consent or gives the stockholder no notice whatsoever within such 15-day period, then the stockholder shall be prohibited from making the proposed Transfer of Restricted Shares. If the Corporation does give its written consent to the proposed Transfer, such Transfer shall be made only on the terms contained in the Notice and such other terms and conditions (if any) as the Corporation shall impose for purposes of complying with any applicable laws or any contract or agreement by or to which the Corporation or any of its stock is bound or subject. Any attempted or purported Transfer of any Restricted Shares that is not in compliance with the terms of this Article IX shall be void and the Corporation shall not recognize any such attempted or purported Transfer for any purpose whatsoever or record such Transfer on its stock ledger.

Section 2. Repurchase of Stock of Persons Not Approved.

(a) Whenever, pursuant to New York Stock Exchange, Inc. (“NYSE”) Rules, a person who is required to be approved by the NYSE or its Board as a “member,” “allied member,” or “approved person” (as those terms are defined in the Constitution of the NYSE) fails or ceases to be so approved (such person being referred to herein as the “Non-Approved Person”), the Corporation may repurchase, redeem, or convert to a fixed income security (the election of which method to be made by the Corporation in its sole discretion) that minimum number of shares of voting stock of the Corporation owned by such Non-Approved Person or by another stockholder (as provided below) as is necessary to reduce (i) the number of voting shares owned by the Non-Approved Person to less than (x) twenty-five percent (25%) of the outstanding voting capital stock of the Corporation or (y) if different, that number of shares which constitutes “control” as defined in NYSE Rule 2, as amended, or any successor Rule (such number of shares being referred hereafter as the “Control Number”), or (ii) if the Non-Approved Person holds voting rights with respect to shares of capital stock not owned by him, the aggregate of the number of shares of voting stock owned by the Non-Approved Person and the voting rights held by the Non-Approved Person in shares of voting stock not owned by him to less than the Control Number of shares of outstanding capital stock of the Corporation. With respect to a repurchase, redemption, or conversion under clause (i) of the preceding sentence, such repurchase, redemption, or conversion shall be made only with respect to shares of stock owned by the Non-Approved Person. With respect to a repurchase, redemption, or conversion under clause (ii) of the first sentence of this subsection, such repurchase, redemption, or conversion shall be made first with respect to shares of stock owned by the Non-Approved Person and, only if the Non-Approved Person does not own a sufficient number of shares of stock himself, then with respect to shares of stock owned by one or more stockholders other than the Non-Approved Person but with respect to which the Non-Approved Person holds voting rights. Each holder of shares of voting capital stock of the Corporation shall be bound by the provisions of this Section 2 and shall sell to the Corporation or present for redemption or conversion by the Corporation any voting securities held by such person upon receipt from the Corporation of written notice of the Corporation’s exercise of its right and obligation under this Section 2. Nothing in this Section 2 shall preclude the voluntary relinquishment by a Non-Approved Person of voting rights held by him in voting stock owned by another stockholder in order to achieve compliance with NYSE Rules.

(b) If the Corporation elects to repurchase voting securities from a stockholder pursuant to Section 2(a), (i) the purchase price therefore shall be the average of the closing sale price for the stock of the Corporation (or, if there is no closing sale price reported, the average of the bid and asked prices reported for that day) as quoted on the NASDAQ National Market System for the 15 trading days immediately preceding the date on which the relevant person formally becomes a Non-Approved Person, and (ii) the purchase price shall be paid in cash at a closing to be held as specified below. If the Corporation elects to redeem voting securities from a stockholder pursuant to Section 2(a), the amount of the redemption price and the terms of payment thereof shall be as specified in the Certificate of Incorporation or resolutions of the Board of Directors fixing the designation, relative rights, preferences, and limitations of the shares being redeemed. If the Corporation elects to convert voting securities owned by a stockholder pursuant to Section 2(a), the conversion shall be effected in accordance with the resolutions of the Board of Directors approving such conversion and, if applicable, the Certificate of Incorporation or resolutions of the Board of Directors fixing the designation, relative rights, preferences, and limitations of the stock being issued upon such conversion to the stockholder. Whichever alternative is elected by the Corporation, the closing of the repurchase, redemption, or conversion of stock pursuant to this Section 2 shall be held within ten (10) days after the mailing by the Corporation of the notice specified in subsection (a) above.

Section 3. Stock Legends.

(a) Each certificate representing shares of voting capital stock of the Corporation, whenever issued, shall bear the following restrictive legend:

“Article IX of the By-Laws of the Corporation permits the Corporation to repurchase, redeem, or convert to a fixed income security this stock if the holder fails or ceases to be approved as required by the New York Stock Exchange. A copy of the By-Laws may be obtained, without charge, upon written request to the Corporation. Any pledge or transfer of this certificate or the stock represented hereby (or any interest therein) not in compliance with the By-Laws shall be void.”

(b) Each certificate representing shares of capital stock of the Corporation issued before the initial public offering of the Corporation’s capital stock shall bear the following restrictive legend:

“Article IX of the By-Laws of the Corporation restricts the transfer or pledge of shares issued before an initial public offering of the Corporation’s capital stock. A copy of the By-Laws may be obtained, without charge, upon written request to the Corporation. Any pledge or transfer of this certificate or the stock represented hereby (or any interest therein) not in compliance with the By-Laws shall be void.”

Provided, however, that if both the legend set out in subsection (a) and the legend set out in subsection (b) are required, then the first sentence only of the legend in subsection (b) may be included on the certificate as a part of the legend in subsection (a), after the first sentence thereof, in lieu of reciting the whole of the legend language in subsection (b).

Section 4. Securities Laws. Shares of capital stock of the Corporation that have been issued by the Corporation without registration under the Securities Act of 1933, as amended from time to time, and any other applicable securities laws shall not be offered for sale, sold, assigned, transferred, or pledged by the holder thereof unless they have been duly registered under the applicable securities laws or unless the Corporation shall have received advice of counsel to the Corporation or an opinion of other counsel satisfactory to the Corporation to the effect that the proposed transfer would not be in violation of said laws, and (in addition to the legends set forth in Section 3 of this Article IX) a restrictive legend substantially in the form of that set forth below may be placed conspicuously on the certificate for any such shares:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) or under any other applicable securities laws. The shares may not be offered for sale, sold, assigned, transferred or pledged without registration under the Act and any other applicable securities laws or without an opinion of counsel satisfactory to the Corporation that registration is not required.”

ARTICLE X

AMENDMENTS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these By-Laws. In addition to any requirements of law and any other provision of these By-Laws or the Certificate of Incorporation, and notwithstanding any other provision of these By-Laws, the Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66 2/3% in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to alter, amend or repeal, or to adopt any provision inconsistent with, any provision of these By-Laws.

27